Exhibit 23.2

[On Letterhead]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Retractable Technologies, Inc. of our report dated March 31, 2008, relating to our audit of the financial statements and the financial statement schedule included in the Annual Report on Form 10-K of Retractable Technologies, Inc. for the year ended December 31, 2007.

/s/ CF & Co., L.L.P.
CF & Co., L.L.P.
Dallas, Texas
December 2, 2008